U.S. SECURITIES AND EXCHANGE
 COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): August 27, 2014

Concierge Technologies, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-38838	95-4442384
(state of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

29115 Valley Center Rd., K-206 Valley Center, CA 92082 (866) 800-2978
(Address and telephone number of registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2014 Nelson Choi and Peter Park, who have served as directors on the board of directors (the “Board”) of Concierge Technologies, Inc. (the “Company”) since January 18, 2013, tendered their resignations from the Board to take effect immediately.  Mr. Choi and Mr. Park will continue in their roles as officers and directors of Wireless Village, Inc. dba/Janus Cam, a wholly owned subsidiary of Concierge Technologies, Inc.

With the death of the Company’s former Chairman of the Board Allen E. Kahn on July 26, 2014, there are now 3 vacancies on the Company’s Board. The Board is working diligently to identify qualified and willing persons to fill these vacancies until the next Board elections by the shareholders will be held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Concierge Technologies, Inc.

Date: September 3, 2014	By:	/s/ David W. Neibert
David W. Neibert, Chief Executive Officer